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Set forth below is a communication first published, sent or given by KVH Industries, Inc. on May 28, 2021.

KVH Industries: On Course For Long-Term Value May 2021

2 Table of Contents I Executive Summary 3 II KVH Has the Right Strategy 14 III KVH is Delivering on Its Plan 27 IV KVH Has the Right Board and Its Nominees Add Value 34 V VIEX’s Nominees are Wrong For the KVH Board 45 VI Rebutting VIEX’s Claims 67 VII Conclusion 70 VIII Appendix 75

Executive Summary

• KVH is executing on a strategy to drive growth and long-term shareholder value by focusing on three priorities: 1) Accelerating our AgilePlans subscription offering, 2) Commercializing our Photonic Integrated Chip (PIC) technology, and 3) Investing in our KVH Watch Internet of Things (IoT) platform • These initiatives are in different states of maturation and revenue generation – but they are all unique solutions focused on large growing markets where we are confident we can gain significant traction • After years of focused investment, we believe our shift towards more cost-effective and recurring revenue new products, and our migration to our next-generation satellite network, will significantly boost profitability and position KVH to generate higher returns for shareholders Executive Summary (1 of 2) • Our diversified and sustainable business model has proven to be a competitive advantage – helping KVH navigate through COVID-19 better than competitors while maintaining a strong balance sheet • KVH has invested heavily in the AgilePlans CaaS (Connectivity as a Service) and the Mobile Connectivity segment, and our financial results are improving overall • Our new PIC technology should enable our Inertial Navigation business to penetrate the growing autonomous market in the mid- term A focused long-term strategy A business model optimized for growth Recent results show that KVH is delivering on its plan • KVH has significant momentum and has outperformed its peers YTD and over one and five years • Strong first quarter results ahead of expectations – including 16% revenue growth and a 48% increase in AgilePlans revenue – demonstrate that the strategy is working • KVH expects to generate profitable growth over the mid-term, including low double- digit revenue CAGRs and EBITDA margins in the mid-teens1 4 1 See slide 78 for more information regarding KVH’s Adjusted EBITDA margin.

Executive Summary (2 of 2) • With the election of KVH’s two new nominees, four of our six independent directors will have been added since the beginning of 2020 – including one as part of our engagement with ~9% shareholder Vintage Capital • Following the addition of Ms. Hernandez and Ms. Martine, half of the independent directors will be female, most will have navigation or telecommunications experience and the average tenure will be less than five years • The Board has a track record of engaging constructively with shareholders and tried to do the same here – but after one conversation with the Company, VIEX delivered a notice of intent to nominate and then VIEX rejected numerous reasonable attempts to settle • KVH’s nominees – Cielo Hernandez and Cathy- Ann Martine-Dolecki – were identified by a leading independent director search firm, have no prior connections to the Board or the Company and will bring fresh perspectives to the KVH boardroom • Ms. Hernandez and Ms. Martine specifically possess the deep global telecommunications, commercial maritime, financial and executive leadership experience that will be directly valuable to the Company The right board and governance practices KVH’s candidates bring relevant expertise and enhance board diversity VIEX’s nominees are not the right candidates for the Board • VIEX and its group are recent investors that have demonstrated virtually no knowledge of our business and have no plan for improvement • VIEX’s nominees have troubling records and no relevant industry experience • KVH’s Board believes the fact that three members of the VIEX group, Eric Singer, Peter Shaper and Potomac Capital, have been found by courts of law to have breached or aided and abetted the breach of fiduciary duties as directors is highly concerning and further demonstrates that they are not the right choice 5

KVH Company Overview Revenue By Segment (2020)1 KVH is a Leading Provider of Cutting-Edge Maritime Communications and Inertial Navigation Technology for Commercial, Consumer and Military Use • Founded in 1982 • Headquartered in Middletown, RI, with more than a dozen offices worldwide • KVH has two main business segments: Mobile Connectivity and Inertial Navigation Military / Industrial Autonomous Vehicles Commercial Shipping Leisure / Superyacht Target Markets 6 1 KVH Industries 2020 Form 10-K (March 3, 2021). 75% 25% Mobile Connectivity Inertial Navigation NASDAQ: KVHI

Mobile Connectivity Segment Overview

Provides Satellite Broadband Connections For Maritime Applications, Along With Value-Added Services

- KVH is a leading Very Small Aperture Terminal (VSAT) global maritime network provider – offering an end-to-end solution with hardware, network connectivity and streaming content to ships of all kinds
- Current customer base is primarily small-to-medium-sized commercial fleets; KVH has leisure market leadership

Key offerings:

- **AgilePlans** is a novel subscription model providing Connectivity as a Service (CaaS) – hardware, airtime, content, installation, and maintenance – for one monthly fee
- **KVH Link** and **KVH Elite** are at-sea content streaming services
- **KVH Watch** is a service that monitors and allows remote access to machinery on board ships using our mini-VSAT Broadband network and IoT technology


Hardware
Airtime
Content

KVH Watch

Mobile Connectivity – Revenue by Segment (2020)[1]


6%
24%
70%
Hardware
Airtime
Content

[1] KVH Industries, Q4/YE 2020 Investor Presentation (March 31, 2021). Note: Inmarsat Airtime / Field Service revenue not noted in chart.

7

8 Inertial Navigation Segment Overview 37% 63% Inertial Navigation - Revenue by Segment (2020)1 TACNAV & Other FOG / IMU 1 KVH Industries, Q4/YE 2020 Investor Presentation (March 31, 2021). • KVH makes guidance and stabilization equipment – Fiber Optic Gyros (FOGs), Inertial Measurement Units (IMUs) and Tactical Navigation Systems (TACNAV) • The Company is in the process of commercializing its patented Photonic Integrated Chip (PIC) technology, which can drive performance and cost improvements - Began shipping in products Q3 2020 • KVH’s technology will serve the “autonomous everything” market, in which accurate positioning and navigation are crucial even when GPS is unavailable Manufactures Sensors and Integrated Inertial Systems for Defense and Commercial Applications, Along with Field-Proven Military Tactical Navigation Systems Key offerings: • KVH FOGs, with multi-axis configurations and superior accuracy, are adaptable, field-proven, and easy-to-integrate solutions for a range of navigation, stabilization, and pointing applications • KVH IMUs are precision systems proven to perform in extreme environments and mission-critical applications such as weapon platforms, radar stabilization, and autonomous navigation • KVH TACNAV systems are capable of delivering precise, dependable navigation data to military vehicles in GPS-denied environments

We Believe Our Long-Term Strategy Will Create Profitable Growth

Accelerate AgilePlans Offering

- AgilePlans unique CaaS subscription model has been driving steady growth for 4+ years – up ~**48% year-over-year for Q1 2021**[1]
- Introduction of increasingly more cost-effective hardware and completion of migration to HTS network will deliver **additional profitability**
- Focus is currently on growth in **commercial / fishing markets**

Further Commercialize PIC

- Autonomous Everything market is growing – **$505M** by 2025 for high-end sensors[2]
- PIC technology will be fully commercialized across full line of KVH FOG products by **Q3 2021**
- PIC technology will enable smaller, higher performance, reduced-cost KVH FOG sensors, **driving demand**

Invest in KVH Watch IoT

- Maritime IoT includes more than **2.3M** equipment systems[3]
- KVH Watch sales channel and pipeline developing for future revenue opportunities
- Focus is on **developing business opportunity** without making outsized investment until supported by revenue case

[1] KVH Industries Reports First Quarter 2021 Results (May 5, 2021).
[2] High-End Inertial Sensors for Defense, Aerospace and Industrial Applications report, Yole Développement, 2020.
[3] This is a calculation of 77,000 merchant vessels based on merchant total addressable market from Euroconsult Prospects for Maritime Satellite Communications (2021) multiplied by average 30 pieces of equipment per vessel based on KVH estimate.

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37% -20% 0% 20% 40% 60% 80% 100% 5/21/20 8/21/20 11/21/20 2/21/21 5/21/21 One Year Total Shareholder Return1 KVH Proxy Peers ISS Peers 46% KVH Has Outperformed Relevant Peers Over the Past Year Strong Shareholder Returns of 66% Over the Past Year and 29% YTD Reflect the Positive Momentum in the Business and Indicate That Our Plan is Working 66% 10 1 Source: FactSet. Data as of May 21, 2021. “Proxy Peers” refer to the peer group constructed with the assistance of Aon as described in our Proxy Statement and includes: AeroVironment, Inc., CalAmp Corp., Calix, Inc., Communications Systems, Inc., Comtech Telecommunications Corp., Digi International, Inc., DSP Group, Inc., EMCORE Corp., Frequency Electronics, Inc., IEC Electronics Corp., Intevac, Inc., Iteris, Inc., Mercury Systems, Inc., Napco Security Technologies, Inc., ORBCOMM, Inc., PCTEL, Inc., Ribbon Communications, Inc., and Ultralife Corp. “ISS Peers” include peers as listed by ISS in its 2020 Proxy Research Report: Applied Optoelectronics, Inc., Aviat Networks, Inc., CalAmp Corp., Clearfield, Inc., Communications Systems, Inc., CPI Aerostructures, Inc., DZS, Inc., Digi International, Inc., DSP Group, Inc., EMCORE Corp., Harmonic, Inc., Inseego Corp., Optical Cable Corp., PCTEL, Inc., Pixelworks, Inc., SIFCO Industries, Inc. This list excludes Arotech Corp., which is no longer publicly traded.

The Board Has Been Actively Refreshed

In 2020, we added two new directors, Robert Tavares and Danelle Barrett; Bruce Ryan retired at the 2020 Annual Meeting

In early 2021, the Board engaged a leading independent director search firm to identify candidates for the Board

In 2021, we nominated Cielo Hernandez and Cathy-Ann Martine-Dolecki to our Board; Mark Ain and Stan Honey will retire at the 2021 Annual Meeting

DIRECTORS JOINING

- 2020: **Robert Tavares***
- 2020: **Danelle Barrett**
- 2021: **Cielo Hernandez**[1]
- 2021: **Cathy-Ann Martine-Dolecki**[1]

With the election of Ms. Hernandez and Ms. Martine, 4 of our 6 independent directors will have been added since the beginning of 2020

2020 → **2021**

DIRECTORS LEAVING

- 2020: **Bruce Ryan**
- 2021: **Mark Ain**[2]
- 2021: **Stan Honey**[2]

With the retirement of Mr. Ain and Mr. Honey at the Annual Meeting, the average tenure of our independent directors will be <5 years

***Mr. Tavares was nominated by Vintage Capital Management, a ~9% shareholder**

[1] Assumes Ms. Hernandez and Ms. Martine are elected by shareholders at the 2021 Annual Meeting.
[2] Mr. Honey and Mr. Ain are not standing for re-election at the 2021 Annual Meeting.

11

Cielo Hernandez • CFO of XL Fleet Corp, a leading provider of fleet electrification solutions for commercial vehicles in North America • Previously served as Vice President and CFO for the North America region at A.P. Moeller-Maersk A/S, the largest container shipping line and vessel operator in the world • Held leadership roles at APM Terminals, Amcor and DIRECTV • Her experience in the maritime sector and at DIRECTV will be invaluable to KVH as the leader in marine satellite television for more than 25 years Our 2021 Nominees Bring Relevant and Complementary Expertise Cathy-Ann Martine-Dolecki Former Executive at AT&T (NYSE: T) • Ms. Martine brings extensive global leadership in the telecommunications industry • Led a $25B business for AT&T where she served as President, Enterprise Business Solutions of AT&T Mobile & Business Solutions • Her professional background will be especially valuable in helping guide KVH as it moves towards a blended 5G hybrid satellite solution Chief Financial Officer of XL Fleet Corp. (NYSE: XL) 12

VIEX's Nominees Are the Wrong Choice



Eric Singer

Founder and Portfolio Manager, VIEX Capital Advisors, LLC
Former Co-Managing Member of Potomac Capital Management

- ✗ Mr. Singer has a highly concerning history of legal issues; Mr. Singer has the rare distinction of having been found by a Delaware court to have **breached his fiduciary duty of loyalty** to public company shareholders by purposefully withholding material information from his fellow directors about the intentions of a bidder in order to further his "divergent" interests[1]
- ✗ His track record as a director is abysmal. He has served on the boards of 12 public companies in the last ten years, and every one of those 12 companies has underperformed the S&P 500 and the Russell 3000 during his tenure[2]
- ✗ Mr. Singer has admitted that he **does not have any specific plan** for how KVH could improve its performance
- ✗ His **seeming disregard for board diversity**, as evidenced by his nomination of only one woman out of nearly 40 director candidates, is extremely troubling[3]



John Mutch

Managing Director, MV Advisors, LLC

- ✗ Mr. Mutch has deep connections to Mr. Singer, having **served on boards with or been nominated as a director candidate by Mr. Singer at least seven times**[4], including at a recent campaign in an entirely different industry (Leaf Group)
- ✗ Mr. Mutch appears to have **no experience in areas directly relevant to KVH's business**, such as maritime and satellite communications
- ✗ Mr. Mutch's election would **undo some of the progress our Board has made around enhancing diversity**
- ✗ Mr. Mutch's **track record as a director is underwhelming**, with his median TSR falling well short of the S&P 500 and Russell 3000 indices[2]

[1] In re PLX Tech. Inc. S'holders Litig., CONSOLIDATED C.A. No. 9880-VCL, at 103 (Del. Ch. Oct. 16, 2018).
[2] See page 47.
[3] See page 48.

[4] VIEX nominated Mr. Mutch to the boards of KVH Industries (Nasdaq: KVHI) in March 2021 (source), Leaf Group (NYSE: LEAF) in February 2021 (source), Maxwell Technologies (formerly Nasdaq: MXWL) in April 2017 (source), and Quantum Corporation in June 2016 (source) and 2017 (source). Mr. Mutch and Mr. Singer served together on the board of YuMe, Inc. (formerly NYSE: YUME) from July 2017 - February 2018, at which time the company was acquired by RhythmOne (formerly LSE: RTHM), where Mr. Mutch and Mr. Singer served on the board together until January 2019 (source).

13

KVH Has the Right Strategy

KVH Has Successfully Navigated Challenging Industry Conditions

- The COVID-19 pandemic presented significant challenges to the maritime industry and the marine satellite/communications market in particular: boatyards, marinas and boat manufacturers closed, and commercial port visits declined by ~40% in Q2 2020[1]
- Notably, some competitors were forced to file for Chapter 11 or significantly restructure out of court[3,4]
- KVH has continued to weather the challenges of the pandemic and has managed to grow its VSAT business organically
- Over the last five years, KVH has been one of the top performing companies

> "**Speedcast** has **filed for Chapter 11 bankruptcy** in the U.S. Bankruptcy Court for the Southern District of Texas, the company announced Thursday. Speedcast said the **pressures on the oil and gas and maritime industries, coupled with the COVID-19 pandemic** led to the decision."[3]
>
> Via Satellite

> "**Global Eagle Entertainment**, a provider of media services and satellite Wi-Fi to aircraft, boats and remote locations, **filed for Chapter 11 bankruptcy** protection July 22, **citing the coronavirus pandemic's impact on global travel**."[4]
>
> SPACENEWS

Five Year TSR of Public Satellite/Communications Peers[2]



iridium
325%
KVH
86%
ORBCOMM
21%
inmarsat
-26%
Viasat
-37%
Globalstar
-44%
speedcast
-80%
INTELSAT
-89%
Global Eagle
-100%

[1] Source: KVH Industries, Inc. Q2 2020 Earnings Conference Call (July 31, 2020). [2] Source : FactSet. "Public Satellite/Communications Peers" include current or previously publicly traded non-inertial navigation competitors and suppliers listed in the 2020 10-K: Global Eagle, Globalstar, Inmarsat, Intelsat, Iridium Communications, ORBCOMM, Speedcast International and Viasat. Intellian excluded because it was not publicly traded at the beginning of the time period. Data for Global Eagle, Inmarsat, and Speedcast as of the last day for which trading data is available (March 31, 2021, December 3, 2019, and January 31, 2021, respectively). All other data as of May 21, 2021. [3] Satellite Today, Speedcast Files for Chapter 11 Bankruptcy (April 23, 2020). Permission to use quotation neither sought nor obtained. Emphasis added to quotation. [4] Space News, Global Eagle files for Chapter 11 bankruptcy protection (July 22, 2020). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

15

$36.6 $42.3 $30.0 $40.0 $50.0 Revenue Q1 2020 Q1 2021 16 Recent Performance Shows Progress Despite the Pandemic KVH leadership managed and executed through the COVID challenge better than many peers to deliver growth due to: • A diversified and sustainable business strategy; cruise and media businesses were significantly hurt but other areas were impacted less drastically • Ability to quickly implement aggressive cost controls • Conservative balance sheet with no net debt We entered 2021 with positive momentum and continued to build on that in Q1: • Record number of VSAT systems shipped and a record VSAT backlog • Continued robust growth of our AgilePlans and airtime subscribers • Continued progress toward migrating our legacy subscribers to our new single, higher-margin global HTS network 1 KVH Form 8-K, KVH Industries Reports First Quarter 2021 Results (May 5, 2021). 2 KVH Form 8-K, KVH Industries Reports Fourth Quarter and Full Year 2020 Results (March 2, 2021). 3 KVH Form 8-K, KVH Industries Reports Third Quarter 2020 Results (October 29, 2020). 5% 4% 16% 0% 5% 10% 15% 20% Q3 2020 Q4 2020 Q1 2021 YoY Revenue Growth1,2,3 YoY Revenue ($M)1

We Believe Our Long-Term Strategy Will Create Profitable Growth

1


Accelerate AgilePlans Offering

- AgilePlans unique CaaS subscription model has been driving steady growth for 4+ years – up ~**48% year-over-year for Q1 2021**[1]
- Introduction of increasingly more cost-effective hardware and completion of migration to HTS network will deliver **additional profitability**
- Focus is currently on growth in **commercial / fishing markets**

2


Further Commercialize PIC

- Autonomous Everything market is growing – **$505M** by 2025 for high-end sensors[2]
- PIC technology will be fully commercialized across full line of KVH FOG products by **Q3 2021**
- PIC technology will enable smaller, higher performance, reduced-cost KVH FOG sensors, **driving demand**

3


Invest in KVH Watch IoT

- Maritime IoT includes more than **2.3M** equipment systems[3]
- KVH Watch sales channel and pipeline developing for future revenue opportunities
- Focus is on **developing business opportunity** without making outsized investment until supported by revenue case

[1] KVH Industries Reports First Quarter 2021 Results (May 5, 2021).
[2] High-End Inertial Sensors for Defense, Aerospace and Industrial Applications report, Yole Développement, 2020.
[3] This is a calculation of 77,000 merchant vessels based on merchant total addressable market from Euroconsult Prospects for Maritime Satellite Communications (2021) multiplied by average 30 pieces of equipment per vessel based on KVH estimate.

17

The AgilePlans Opportunity is Massive

1 Accelerate AgilePlans Offering

- Overall maritime VSAT market is large and growing, with fishing / commercial the two highest potential areas
- AgilePlans has improved margins, with mini-VSAT Broadband service margins at ~33.8% in 1Q21 from ~32.1% in 1Q20 and are expected to continue to improve[1]
- AgilePlans costs will decline with next gen TracPhone hardware and lower installation costs

Global VSAT Demand – *AgilePlans Relevant Segments*

100K+
Vessels by 2023[2]

$0.8B
Revenue at 2020 Year End[3]

$1.6B
Revenue by 2030 Year End[3]

Commercial
$1B / 6% CAGR
By 2030[4]

Fishing
$214M / 12% CAGR
By 2030[4]

We Expect AgilePlans to Continue to Grow Significantly

[1] KVH Industries Earnings Call Transcripts Q1 2020 call on May 1, 2020, and Q1 2021 Call on May 5, 2021.
[2] COMSYS Maritime VSAT Report (5th Edition) (2020).
[3] Euroconsult, Prospects for Maritime Satellite Communications (April 2021). Note: Data includes Commercial, Fishing and Oil & Gas segments. Permission to use this report was sought and obtained.
[4] Euroconsult, Prospects for Maritime Satellite Communications (April 2021). Permission to use this report was sought and obtained.

18

19 The Shift Towards Recurring CaaS Revenue • KVH is increasingly focused on recurring Connectivity as a Service revenue • The growth of AgilePlans has benefits to our bottom line as we move more customers to a subscription model Mobile Connectivity Service vs. Product Revenues1 1 KVH Industries, Q4/YE 2020 Investor Presentation (March 31, 2021). 64% 66% 72% 73% 74% 77% 36% 34% 28% 27% 26% 23% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2015 2016 2017 2018 2019 2020 Service Product Accelerate AgilePlans Offering 1 KVH’s Transition to More Subscription-Based Offerings Will Drive More Predictable, Higher-Margin Revenue and Increase Shareholder Value Over Time

HTS Network Migration Will Improve Bottom Line

1 Accelerate AgilePlans Offering

+56%
HTS network airtime revenue

-$5M
Annual network operating expenses

- KVH provided incentives to migrate customers from legacy network to new global HTS network
- New network offers customers more affordable data, faster speeds and greater versatility, with lower costs to KVH
- Q1 revenue from the high-throughput satellite (HTS) network airtime was up **56% year-over-year**
- Expect to shed roughly **$5 million in annual network operating expenses** with the termination of the legacy network on December 31, 2021

We Expect This Migration Will Materially Enhance Profitability and Improve the Customer Experience

Source: KVH Industries Q1 2021 Earnings Call Transcript (May 5, 2021).

20

21 KVH Has Reinvented Inertial Technology with PIC Further Commercialize PIC 2 Goal is to Update All Inertial Navigation Systems and FOGs with ‘PIC Inside’ and be Fully Commercialized by Q3 – While Simultaneously Seizing Significant Autonomous Opportunity • Patented Photonic Integrated Chip (PIC) technology will simplify production and increase reliability of KVH’s inertial sensors • The new inertial measurement unit products will benefit significantly from PIC with greater yield, reliability and ability to reduce cost with scale than legacy products • PIC is also being integrated into KVH’s military systems like the TACNAV 3D tactical navigation system • Next step is further expansion into autonomous segment – with focus on nearer- term opportunities like shuttles, trucks, construction and agriculture

KVH’s Innovation in Inertial Navigation has a Significant Competitive Advantage KVH’s points of difference set its technology apart from competitors 22 1 Includes all issued domestic and international FOG-related patents. Competitive Forces Further Commercialize PIC 2 Know- How Critical Patents Key Relationships Military Grade Precision First to Market Key Design Features Reduction of parts and simple, modular design increase reliability and the scale of production FOGs with PIC are first of its kind developed specifically for autonomous applications Highly accurate sensor technology developed through decades of military, commercial, and consumer autonomous testing. KVH FOGs have been used to move autonomous platforms across land, sea, and air PIC delivers military grade precision and has become a key component within the TACNAV product Over 20+ autonomous platforms have integrated KVH’s sensors into their systems (others are in evaluation). Switching technology providers would take time and be costly Nine patents1 to help protect key proprietary technology from industry competitors Traditional MEMS Competitor FOGs Sensor Startups Industry Rivals

Market Place Segment KVH FOG Commercial Target Segments Sub- Segment Driverless Car Autonomous Trucking Package Delivery Ground & Air UAV Mining Shuttles & People Movers Construction Agriculture Mapping & Surveying Robotics Pipeline Platform Stabilization Example Target Customers Positioning Automotive Non- Traditional Automotive OEM & Tier 1 PIC Positions KVH to Benefit from the Autonomous Wave 23 Further Commercialize PIC 2

24 KVH Watch Can Transform IoT Connectivity at Sea IoT Connectivity as a Service Invest in KVH Watch IoT 3 KVH Watch Unlocks Extensive Benefits of IoT for Maritime Market and Leverages Successful AgilePlans Subscription Business Model • IoT is a nascent maritime connectivity segment, and there is exponential adoption growth potential over the next five years • KVH Watch allows equipment manufacturers, IoT service providers and shipyards to monitor equipment and assets at sea, and take action remotely to optimize performance or conduct tech support sessions • Service is based on established global VSAT coverage as a subscription-based, multi-tenant model with no upfront CAPEX costs for the customer • Installation and field service is available in over 4,000 ports, leveraging KVH’s existing service infrastructure AT SEA ON SHORE

Maritime IoT Opportunity is Expansive

3 Invest in KVH Watch IoT

Market Place

KVH Watch Target Segments
IoT Connectivity that Enables Digital Services in the Maritime Industry

Segments

IoT Service Companies				Multi-Card Service Providers			
VPO (Vessel Performance Optimization)	Automated Reporting	Digital Marketplace	Cargo Monitoring/ Container Tracking	Electrical	NavCom	Automation	Power
Fleet Tracking & Weather	ERP Integration	Digital Twin	Telehealth	Mechanical	Cargo Gear	Propulsion	Steering

Equipment Manufacturers

- Energy & Propulsion
- Navigation
- Automation
- Green Systems (Water / Air)
- Cargo Handling
- Crew & Passenger

Example Target Customers

WÄRTSILÄ, ABB, FURUNO, KONGSBERG, GREENSTEAM, KILO MARINE ELECTRONICS, aage hempel, ALFA LAVAL, Goltens, CARGOTEC, ALMACO, MAN, SCHOTTEL, JRC, Sperry Marine, SIEMENS, ioCurrents, TMS MARITIME SOLUTIONS, SRH MARINE SAIT, YARA, MITSUBISHI, PALFINGER, LOIPART, GE, Honeywell, Smart Ship, Mackay, LIEBHERR

25

Source: KVH Press Release (May 13, 2019). 26 KVH’s Board Has Been Open to Changes in Business Configuration KVH’s Board has consistently been willing to look at monetizing assets for full value: • In 2019, divested Videotel training business for $90M in order to reallocate capital to focus on higher potential growth opportunities • Have repeatedly discussed whether divesting one or both of the Mobile Connectivity and Inertial Navigation businesses makes sense • KVH regularly evaluates opportunities to combine its assets with others via acquisitions to gain scale The Board Has Demonstrated a Willingness to Examine All Options for Its Assets to Deliver Value for Shareholders

KVH is Delivering on Its Plan

86% 75% 75% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% ISS Peers Median Proxy Peers Median 29% 61% 31% 0% 10% 20% 30% 40% 50% 60% 70% ISS Peers Median Proxy Peers Median 29% 9% 19% 0% 5% 10% 15% 20% 25% 30% ISS Peers Median Proxy Peers Median 66% 46% 37% 0% 10% 20% 30% 40% 50% 60% 70% ISS Peers Median Proxy Peers Median 28 KVH’s TSR Has Been Competitive Relative to Peers Year to Date TSR1 One Year TSR1 Three Year TSR1 Five Year TSR1 1 Source: FactSet. Data as of May 21, 2021. “Proxy Peers” refer to the peer group constructed with the assistance of Aon as described in our Proxy Statement and includes: AeroVironment, Inc., CalAmp Corp., Calix, Inc., Communications Systems, Inc., Comtech Telecommunications Corp., Digi International, Inc., DSP Group, Inc., EMCORE Corp., Frequency Electronics, Inc., IEC Electronics Corp., Intevac, Inc., Iteris, Inc., Mercury Systems, Inc., Napco Security Technologies, Inc., ORBCOMM, Inc., PCTEL, Inc., Ribbon Communications, Inc., and Ultralife Corp. “ISS Peers” include peers as listed by ISS in its 2020 Proxy Research Report: Applied Optoelectronics, Inc., Aviat Networks, Inc., CalAmp Corp., Clearfield, Inc., Communications Systems, Inc., CPI Aerostructures, Inc., DZS, Inc., Digi International, Inc., DSP Group, Inc., EMCORE Corp., Harmonic, Inc., Inseego Corp., Optical Cable Corp., PCTEL, Inc., Pixelworks, Inc., SIFCO Industries, Inc. This list excludes Arotech Corp., which is no longer publicly traded.

29 AgilePlans Is Growing and Our Revenue Mix Is Shifting • AgilePlans has now grown to account for a significant portion of Mobile Connectivity revenue • AgilePlans revenue was up 48% in Q1 20211 and 53% YoY Q4 20202 • AgilePlans represented 84% of total commercial maritime mini- VSAT Broadband shipments and 67% of the total mini-VSAT Broadband shipments in Q11 • AgilePlans now represents 41% of our mini-VSAT Broadband subscriber base1 • As a result, our revenue has shifted from a mix of one-time product sales that are recognized upfront to a greater mix of ongoing subscription revenue that is more durable and recurring • The growth in this ongoing revenue stream has naturally led to lower one-time product revenue, which has affected GAAP revenue recognition 1 KVH Industries Reports First Quarter 2021 Results (May 5, 2021). 2 KVH Industries Reports Fourth Quarter and Full Year 2020 Results (March 2, 2021). 3 KVH Industries, Q4/YE 2020 Investor Presentation (March 31, 2021). 4 KVH Industries 2021 10-Q (May 5, 2021). Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 AgilePlans Subscribers3,4

30 A Strong Balance Sheet …unlike many highly-levered satellite services companies, KVHI has $39M in cash and negative net debt (-$32M) and can choose how to put the battleship balance sheet to work.”1 1 Raymond James, Reiterate Outperform, Raise PT to $16; Improving Margins and Macros Drive LT Cash Generation (May 5, 2021). Permission to use quotation neither sought nor obtained. Emphasis added to quotation. KVH has a balance sheet with a significant cash balance and no net debt The Company is positioned to act on potential strategic growth opportunities May 5, 2021

31 On the Right Path to Top-Line and Bottom-Line Growth • After significant recent investment in R&D and AgilePlans, KVH is poised for profitable growth • EBITDA is projected to grow rapidly as revenue increases Low Double-Digit revenue CAGR 300-500 BPS gross margin expansion Mid-Teens1 EBITDA margin 15-25% revenue from new products & services MID-RANGE TARGETS KVH Believes its Financial Outlook Will Translate into Substantial Shareholder Value in the Mid-Term 1 See slide 78 for more information regarding KVH’s Adjusted EBITDA margin.

Analyst Support For KVH's Direction

"We reiterate **Outperform rating on KVHI and raise target price to $16**, from $15, after 1Q21 results helped by the completion of a large TACNAV order announced in 2Q20, and with a possible end in sight for the maritime industry's COVID-19 headwinds."[1]

RAYMOND JAMES *May 5, 2021*

"Our long-term thesis remains intact: the shift towards recurring connectivity-as-a-service revenue via AgilePlans and KVH Watch, should create more predictable free cash flows, **with AgilePlan revenues up 48% y/y and 41% of subs now on the plans (vs. 38% in 4Q20).**"[1]

RAYMOND JAMES *May 5, 2021*

"**KVH started 2021 on a strong note**, reporting better than expected financial results and encouraging trends in the mini-VSAT business, including: (1) double-digit airtime growth, (2) record VSAT shipments for the second straight quarter, (3) record customer demand for AgilePlans, and (4) a healthy margin improvement."[2]

QUILTY analytics *May 17, 2021*

"KVHI is **driving growth and margin expansion through new product introduction and subscriber migration** to High-Throughput Satellites (HTS, with airtime revenue up 56% y/y), and legacy network usage expected to be turned off 12/31/2021."[1]

RAYMOND JAMES *May 5, 2021*

[1] Raymond James, Reiterate Outperform, Raise PT to $16; Improving Margins and Macros Drive LT Cash Generation (May 5, 2021). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[2] Quilty Analytics, KVHI: Record VSAT Shipments and Customer Uptake of AgilePlans; Raising 2021 EBITDA by 65% (May 17, 2021). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

32

We know we still have work to do – particularly in terms of steadily increasing profitability. But we also believe our progress is undeniable, and that our current strategy has positioned us to deliver significant shareholder value.

KVH Has the Right Board and Its Nominees Add Value

The Board Has Been Actively Refreshed

In 2020, we added two new directors, Robert Tavares and Danelle Barrett; Bruce Ryan retired at the 2020 Annual Meeting

In early 2021, the Board engaged a leading independent director search firm to identify candidates for the Board

In 2021, we nominated Cielo Hernandez and Cathy-Ann Martine-Dolecki to our Board; Mark Ain and Stan Honey will retire at the 2021 Annual Meeting

DIRECTORS JOINING

2020
- Robert Tavares*
- Danelle Barrett

2021
- Cielo Hernandez[1]
- Cathy-Ann Martine-Dolecki[1]

With the election of Ms. Hernandez and Ms. Martine, 4 of our 6 independent directors will have been added since the beginning of 2020

DIRECTORS LEAVING

2020
- Bruce Ryan

2021
- Mark Ain[2]
- Stan Honey[2]

With the retirement of Mr. Ain and Mr. Honey at the Annual Meeting, the average tenure of our independent directors will be <5 years

***Mr. Tavares was nominated by Vintage Capital Management, a ~9% shareholder**

[1] Assumes Ms. Hernandez and Ms. Martine are elected by shareholders at the 2021 Annual Meeting.
[2] Mr. Honey and Mr. Ain are not standing for re-election at the 2021 Annual Meeting.

35

36 Recent Additions to Our Board Bring Important New Perspectives • Former Rear Admiral Danelle Barrett was elected to our Board in June 20201 • As Former Cybersecurity Division Director and Deputy Chief Information Officer of the U.S. Navy responsible for the Navy’s global cybersecurity strategy and IT architectures, Ms. Barrett offers unique insight into the telecommunications requirements in our core defense business • In April 2020, KVH entered into an agreement with Vintage Capital Management, the Company’s second-largest shareholder, appointing Robert Tavares to our Board2 • Our Board welcomed Vintage’s input and its constructive approach, and was pleased to appoint a director with Mr. Tavares’ defense industry knowledge and executive leadership experience • Including Vintage’s stake, our current directors beneficially own or represent more than 16% of KVH’s common shares Added Diverse Perspectives and Knowledge of Key Markets Enhanced Shareholder Representation on Our Board 1 KVH Press Release (July 9, 2020). 2 KVH Press Release (April 8, 2020).

Cielo Hernandez • CFO of XL Fleet Corp, a leading provider of fleet electrification solutions for commercial vehicles in North America • Previously served as Vice President and CFO for the North America region at A.P. Moeller-Maersk A/S, the largest container shipping line and vessel operator in the world • Held leadership roles at APM Terminals, Amcor and DIRECTV • Her experience in the maritime sector and at DIRECTV will be invaluable to KVH as the leader in marine satellite television for more than 25 years Our 2021 Nominees Bring Relevant and Complementary Expertise Cathy-Ann Martine-Dolecki Former Executive at AT&T (NYSE: T) • Ms. Martine brings extensive global leadership in the telecommunications industry • Led a $25B business for AT&T where she served as President, Enterprise Business Solutions of AT&T Mobile & Business Solutions • Her professional background will be especially valuable in helping guide KVH as it moves towards a blended 5G hybrid satellite solution Chief Financial Officer of XL Fleet Corp. (NYSE: XL) 37

Martin Kits van Heyningen With Our New Additions KVH Will Have a Highly-Experienced, Diverse Board of Directors Director Since 1982 • Current President, CEO and Chairman of the Board • Founder of KVH • Executed significant product innovation, service innovation and business model innovation at KVH New 2021 Nominee • Chief Financial Officer of XL Fleet Corp. • Critical commercial maritime and satellite communications experience from time at a division of A.P. Moller-Maersk Group and at DIRECTV • Valuable financial leadership experience serving as a CFO at both private and public companies New 2021 Nominee • Over 30 years of experience in global telecommunications as a senior executive at AT&T • Expertise in relevant areas such as marketing, sales, network operations, finance and business development Director Since 2020 • Extensive military background • Critical knowledge and experience in cybersecurity strategy, policy and information technology • Director at Federal Home Loan Bank of New York and Protego Trust Company Director Since 2020 • Former Chief Executive Officer of API Technologies • Over 30 years of experience in microelectronics and semiconductors for both commercial and defense applications Director Since 2017 • Significant financial, marketing and strategic planning experience • Managed and supported the company’s transformation from a start-up to a successful public company Director Since 1999 • Founder and former President and CEO of Trimble Navigation Limited, a $19B Nasdaq company • Significant hardware, software and services technology experience • Critical background in developing products for the military, including military receivers • Member of the Caltech Board of Trustees Cielo Hernandez Cathy-Ann Martine-Dolecki Danelle Barrett Robert Tavares James Dodez Charles Trimble 38

39 Our Board Has Complementary Skills 2021 Nominees Continuing Directors Navigation ✓ ✓ ✓ 3 Software/Telecommunications ✓ ✓ ✓ ✓ ✓ 5 Engineering/Science/Technology ✓ ✓ ✓ ✓ 4 Sales/Marketing ✓ ✓ ✓ 3 Finance/Accounting ✓ ✓ 2 Strategy ✓ ✓ ✓ ✓ ✓ ✓ ✓ 7 Organizational Leadership ✓ ✓ ✓ ✓ ✓ ✓ ✓ 7 Diversity ✓ ✓ ✓ 3 Hernandez Martine - Dolecki Barrett Dodez Kits van Heyningen Tavares Trimble Totals 83% of our independent directors will have navigation or software / telecommunications experience 50% of our independent directors will be female / diverse 67% of our independent directors will be new since 2020 50% 50% 67% 33% 83% 17%

7.4% 5.7% 0.1% 9.1% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% KVH's Continuing Directors Eric Singer (VIEX Capital) John Mutch 40 Our Board Is Economically Aligned with Shareholders 1 KVH Industries Definitive Proxy Statement (May 17, 2021). KVH Beneficial Ownership (% of Shares Outstanding)1 • VIEX’s claim that our Board lacks shareholder representatives is untrue • Our Chair and CEO, Martin Kits van Heyningen, is KVH’s largest individual shareholder - His individual interest in KVH is more than that of both of VIEX’s nominees combined, and he has a vast majority of his personal wealth invested in KVH • Robert Tavares is an appointee of Vintage Capital Management, the Company’s second-largest shareholder • All of our continuing directors own shares in KVH, and their ownership stakes are equal to or greater than that of VIEX’s other nominee, John Mutch Director Robert Tavares serves as an appointee of Vintage Capital Management, KVH’s second-largest shareholder with 9.1%

41 KVH Is Committed to Good Corporate Governance ✓ Three of our six independent directors will be women after the annual meeting, if our candidates are elected ✓ Six of our seven directors are independent ✓ Strong lead independent director to serve as a liaison between independent directors and Chair ✓ Four of our seven directors are new since 2020 ✓ Comprehensive annual Board evaluation process focusing on Board composition, effectiveness, culture and candid discussion and overall performance ✓ Conducted a rigorous search with leading independent director search firm to identify and recruit two new director nominees ✓ Majority of NEO compensation is variable ✓ Annual incentive payouts tied to key drivers of shareholder value, such as revenue and adjusted EBITDA ✓ No long-term employment agreements or change-of- control agreements ✓ We prohibit shorts sales, transactions in derivatives, hedging and pledging of KVH securities by directors and officers ✓ Cash and equity awards under our 2016 Equity and Incentive Plan are subject to clawbacks ✓ Cap on incentive payouts A Diverse, Independent Board Accountable Compensation Structure Strong Risk Mitigation Practices Focus on Board Improvement Our Board of Directors Has Adopted Governance Measures It Determines to Be in the Best Interest of Its Shareholders

KVH Has A Strong Leadership Team



Martin Kits van Heyningen

Current President, CEO and Chairman of the Board

- Founded KVH in 1982
- Start-up mentality with a significant focus on innovation, specifically studying markets and talking to our customers
- Inventor of KVH's first product, the world's first digital compass. This product is still used on every U.S. Navy vessel
- Recipient of 12 U.S. patents



Roger Kuebel

Chief Financial Officer

- Joined KVH in March of 2021
- Significant financial leadership serving as CFO and Treasurer of various public and private companies
- Expertise in international telecommunications
- Critical focus on creating value for investors and operational focus on efficiency and accuracy



Brent Bruun

Chief Operating Officer

- Served as Interim Chief Financial Officer from November 2020 – March 2021
- Significant experience in global sales, satellite communications and business development
- Before joining KVH, Brent concentrated on satellite-based global mobile broadband opportunities at SES Americom with emphasis on the maritime and aeronautical markets



Robert Balog

Chief Technology Officer

- Former President of Automation Services, Inc., a contract product development and services group specializing in a wide range of automation solutions
- Creative and entrepreneurial spirit
- Recipient of 14 U.S. patents
- Previously served on the Board of Directors of the Surface Mount Equipment Manufacturers Association



Elizabeth Jackson

Chief Marketing Officer and Executive Vice President for Strategy

- Former CMO of HookLogic, an ad tech performance marketing company
- Former CMO of Summer Infant, a publicly traded durable goods company
- Significant public company experience serving as consultant at companies such as Playtex Baby



Felise Feingold

Senior Vice President, General Counsel, Compliance Officer, Chief Data Privacy Officer, and Secretary

- Significant experience in security, compliance and privacy
- Former General Counsel of The Jean Coutu Group (PJC) USA, Inc., which operated the Brooks/Eckerd Pharmacy Chain, comprising more than 1,800 stores
- Former corporate attorney at the International Law Firm of McDermott, Will & Emery

42

Compensation Plan is Aligned with Long-Term Strategy and Performance 37% 23% 40% Salary, Holiday Bonus, & Perquisites Annual Incentive ("At-Risk") Long-Term Equity Incentives ("At-Risk") Average NEO Compensation Mix • 63%1 of NEO compensation is at-risk and tied to important drivers of shareholder value, such as revenue and adjusted EBITDA • In May 2020, as a result of the impact of the COVID-19 pandemic, the Company implemented a Cost-Savings Plan that included, among other cost-saving measures, a 15% base salary reduction for the CEO and 10% for NEOs; reduction was lifted in September 2020 as our business recovered from the pandemic • Based on our overall financial performance in 2020, the Compensation Committee determined not to make any awards with respect to the annual incentive targets attributable to corporate or business unit performance • Taking into account the awards for individual performance, realized annual incentive compensation for our CEO for 2020 represented 20% of his base salary, rather than the targeted 90% of his base salary • Realized annual incentive compensation for our NEOs ranged from 9% to 13% of base salaries, rather than the targeted range of 40% to 60% of base salaries, demonstrating the alignment between pay and performance 43 90% 20% 51% 11% 0% 20% 40% 60% 80% 100% All NEOs Target - CEO Actual - CEO Target - Other NEOs Actual - Other NEOs Actual vs. Target Annual Incentive Payout2 1 “At-risk” compensation includes annual incentive compensation (23%) and long-term incentive compensation (40%). 2 As a percentage of base salary.

44 KVH Protected Jobs During the Pandemic 1 New York Times, Pay Cuts Become a Tool for Some Companies to Avoid Layoffs (May 24, 2020). Permission to use quotation neither sought nor obtained. Emphasis added to quotation. Martin. A. Kits van Heyningen, chief executive of KVH Industries, decided to cut salaries rather than lay off workers. “It was one of the hardest things I’ve done,” he said. “It was late and Martin A. Kits van Heyningen feared he was letting the team down at the company he co-founded, KVH Industries. Rather than lay off workers in response to the coronavirus pandemic, he had decided to cut salaries, and when he emailed a video explaining his decision at 3 a.m. last month, he was prepared for a barrage of complaints. Instead, he woke to an outpouring of support from employees that left him elated. “It was one of the hardest things I’ve done, but it turned out to be the best day of my life at work,” said Mr. Kits van Heyningen. “I was trying to keep their morale up. Instead, they kept my morale up.” Even as American employers let tens of millions of workers go, some companies are choosing a different path. By instituting across-the-board salary reductions, especially at senior levels, they have avoided layoffs.”1

VIEX’s Nominees Are Wrong For the KVH Board

46 VIEX’s Nominees Are the Wrong Choice x Mr. Mutch has deep connections to Mr. Singer, having served on boards with or been nominated as a director candidate by Mr. Singer at least seven times4, including at a recent campaign in an entirely different industry (Leaf Group) x Mr. Mutch appears to have no experience in areas directly relevant to KVH’s business, such as maritime and satellite communications x Mr. Mutch’s election would undo some of the progress our Board has made around enhancing diversity x Mr. Mutch’s track record as a director is underwhelming, with his median TSR falling well short of the S&P 500 and Russell 3000 indices2 x Mr. Singer has a highly concerning history of legal issues; Mr. Singer has the rare distinction of having been found by a Delaware court to have breached his fiduciary duty of loyalty to public company shareholders by purposefully withholding material information from his fellow directors about the intentions of a bidder in order to further his “divergent” interests1 x His track record as a director is abysmal. He has served on the boards of 12 public companies in the last ten years, and every one of those 12 companies has underperformed the S&P 500 and the Russell 3000 during his tenure2 x Mr. Singer has admitted that he does not have any specific plan for how KVH could improve its performance x His seeming disregard for board diversity, as evidenced by his nomination of only one woman out of nearly 40 director candidates, is extremely troubling3 Eric Singer John Mutch Managing Director, MV Advisors, LLC Founder and Portfolio Manager, VIEX Capital Advisors, LLC Former Co-Managing Member of Potomac Capital Management 4 VIEX nominated Mr. Mutch to the boards of KVH Industries (Nasdaq: KVHI) in March 2021 (source), Leaf Group (NYSE: LEAF) in February 2021 (source), Maxwell Technologies (formerly Nasdaq: MXWL) in April 2017 (source), and Quantum Corporation in June 2016 (source) and 2017 (source). Mr. Mutch and Mr. Singer served together on the board of YuMe, Inc. (formerly NYSE: YUME) from July 2017 – February 2018, at which time the company was acquired by RhythmOne (formerly LSE: RTHM), where Mr. Mutch and Mr. Singer served on the board together until January 2019 (source). 1 In re PLX Tech. Inc. S’holders Litig., CONSOLIDATED C.A. No. 9880-VCL, at 103 (Del. Ch. Oct. 16, 2018). 2 See page 47. 3 See page 48.

47 Mr. Singer and Mr. Mutch Have Abysmal Track Records as Directors Eric Singer’s TSR vs. S&P 500 During Board Tenure1,2 Median TSR During Board Tenure vs. S&P 5001 1 Source: FactSet and company filings. Data as of May 21, 2021. 2 Eric Singer’s boards include all boards on which he has served during the last ten years. Companies include: A10 Networks, Inc., Immersion Corporation, Quantum Corporation, RhythmOne plc, YuMe, Inc., Support.com, Inc., Numerex Corp., TigerLogic Corporation, IEC Electronics Corp., Meru Networks, Inc., PLX Technology, Inc., Sigma Designs, Inc. 3 Data excludes tenures at Peregrine Systems and Brio Software, for which trading data was unavailable. -69% -66% -52% -47% -45% -40% -32% -18% -16% -9% -7% -6% -80% -70% -60% -50% -40% -30% -20% -10% 0% Sigma Designs, Inc. Numerex Corp. Support.com, Inc. RhythmOne plc TigerLogic Corporation IEC Electronics Corp. Meru Networks, Inc. YuMe, Inc. A10 Networks, Inc. PLX Technology, Inc. Immersion Corporation Quantum Corporation Eric Singer & John Mutch Served at the Same Time Neither Mr. Singer Nor Mr. Mutch Have Consistently Created Value for Shareholders; Both Have Overseen Negative Median TSR During Their Tenures -16.5% 18.1% 18.9% John Mutch1,3 -9.3% 30.6% 30.3% Eric Singer1,2 Mr. Singer TSR S&P 500 Russell 3000 Mr. Mutch TSR S&P 500 Russell 3000

48 VIEX Has Shown a Troubling Disregard for Boardroom Diversity Eric Singer John Mutch Stephen Domenik Mark Bonney Raghu Rau Mike McConnell Franz Fink Camillo Martino Dale Fuller Clifford Press Richard Bloom Brian Kelley Bradley Radoff Joshua Schechter Elias Nader Edward Braun Richard Faubert John Kurtzweil Peter Simone Kelvin Khoo Nicholas Mitsakos Mary Dotz 8 5 3 2 2 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 In 2019, Mary Dotz became VIEX’s first – and only – female nominee 13 of VIEX’s 37 nominees have been Eric Singer or John Mutch Since Its Inception, VIEX Has Publicly Nominated 37 Candidates; Just One of Those Nominees Has Been a Woman, and Nearly All Have Been White

49 Eric Singer, Potomac Capital and PLX Technology: A Telling Judgment In 2013, Potomac Capital Partners, co-managed by Eric Singer, nominated 5 directors to the PLX Technology Board of Directors 1 Potomac Capital’s Letter to the PLX Technology Board of Directors (January 15, 2013). Permission to use quotation neither sought nor obtained. Emphasis added to quotation. 2 PLX Technology’s Investor Presentation (November 25, 2013). Permission to use quotation neither sought nor obtained. Emphasis added to quotation. Potomac’s first letter to the PLX Board, signed by Eric Singer, made it clear that Potomac was interested in a quick sale, stating that it was “imperative and urgent”1 that the board hire an investment bank and begin a strategic review process Throughout the campaign, PLX warned its shareholders that Mr. Singer and Potomac were not acting in the best interests of all shareholders, calling their campaign “self interested”2, “short term”2, “harmful”2, “disruptive”2, and “only focused on one thing”2 – selling PLX Despite PLX’s warnings, three of Potomac’s nominees, including Mr. Singer, were elected to the PLX Board

Eric Singer, Potomac Capital and PLX Technology: A Telling Judgment, Continued

Once on PLX's Board, A Court Found that Mr. Singer Engaged In Misconduct to Foster a Quick Sale[1]

- As PLX had predicted, once seated on the Board, **Mr. Singer was appointed Chair of a Special Committee** formed to explore strategic alternatives and aggressively campaigned for the company to sell itself to Avago (now Broadcom) for $300 million
- According to the Financial Times coverage of an October 2018 ruling from the Delaware Court of Chancery, the "**sale had been effectively rigged**"[2] due to Mr. Singer's misconduct:
  - Mr. Singer **did not share with the rest of the PLX board** his personal communications with the company's financial advisor regarding Avago's interest in acquiring PLX and **his knowledge of the price Avago was willing to pay**
  - Since Avago's bid fell well below the valuation implied by PLX's existing business plan, the **Special Committee had management prepare a lower set of financial projections**, which happened to place the bid in the middle of the range

PLX TECHNOLOGY → AVAGO TECHNOLOGIES

FINANCIAL TIMES

November 18, 2018

"… **An activist fund, Potomac Capital Partners [led by Eric Singer]**, was **found liable for helping engineer the PLX board's quick-fire sale** to its competitor Avago — now known as Broadcom — **in breach of the PLX board's duty to act in the best interests of all PLX shareholders.**"

[1] In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL (Del. Ch. Oct. 16, 2018).
[2] Financial Times, Court ruling gives Campbell Soup activist food for thought (November 18, 2018). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

50

51 Mr. Singer’s Conduct at PLX Falls Well Short of Our Standards Whipple: Singer “routinely threatened management and board members that he was going to sue them individually . . . if they didn't do what he wanted them to do”1 Schmitt: Singer “threatened . . . lawsuits all the time. That was his mode of operation at that point.”1 Riordan: “It’s not possible to have a constructive conversation with this guy because he doesn't care one whit about the company or its employees or its contribution.”1 Riordan: Q. But he threatened to sue you? A. Yeah, he did that all the time, right. That was his standard.”1 Whipple: Singer was “combative and a bully,” and took the position that “[e]verything that anybody does is horrible or wonderful; and as far as he’s concerned, nothing that PLX had managed to do was wonderful.”; “Q. What about being a bully? Was - was he a bully in the meeting? A: I've never seen him where he wasn’t.”1 Depositions from PLX Board members highlight Mr. Singer’s troubling conduct as a Board member: 1 In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL, 23 n.112 (Del. Ch. Oct. 16, 2018); Pre-Trial and Post-Trial Briefs. Permission to use quotation neither sought nor obtained. Emphasis added to quotation. Arthur Whipple PLX CFO Thomas Riordan PLX Board Member Ralph Schmitt PLX Board Member Unwillingness to explore any meaningful strategic alternative besides selling the company Unproductive and combative engagement with fellow Board members Frequent threats to sue his fellow directors if they didn’t accede to his demands “Shallow” knowledge of the company with no suggestions as to what the company could do differently to deliver shareholder value

52 Mr. Singer Was Found to Have Breached His Duties The Delaware Chancery Court Concluded That Eric Singer Breached His Fiduciary Duty of Loyalty to the PLX Shareholders When He “Fatally Undermined the Sale Process”1 In my view, by withholding this information from the rest of the Board, Singer breached his fiduciary duty and induced the other directors to breach theirs. For present purposes, by withholding this information, he fatally undermined the sale process.”1 1 In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL, 23 n.112 (Del. Ch. Oct. 16, 2018). Potomac and Singer undermined the Board’s process and led the Board into a deal that it otherwise would not have approved…”1 No one can tell what would have happened if Singer … had been candid, but the Board might well have proceeded differently…”1 IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE PLX TECHNOLOGY INC. ) CONSOLIDATED STOCKHOLDERS LITIGATION ) C.A. No. 9880-VCL MEMORANDUM OPINION Date Submitted: July 18, 2018 Date Decided: October 16, 2018 R. Bruce McNew, COOCH AND TAYLOR, P.A., Wilmington, Delaware; Randall J. Baron, David A. Knotts, Maxwell R. Huffman, ROBBINS GELLER RUDMAN & DOWD LLP, San Diego, California; Kent Bronson, MILBERG TADLER PHILLIPS GROSSMAN LLP, New York, New York; Attorneys for Plaintiffs. Patricia L. Enerio, Jamie L. Brown, HEYMAN ENERIO GATTUSO & HIRZEL LLP, Wilmington, Delaware; Lori Marks-Esterman, Renee M. Zaytsev, OLSHAN FROME WOLOSKY LLP, New York, New York; Attorneys for Defendant. LASTER, V.C.

The Decision Also Echoes Many of Our Board's Concerns Regarding Mr. Singer

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE PLX TECHNOLOGY INC. STOCKHOLDERS LITIGATION	) CONSOLIDATED) C.A. No. 9880-VCL

MEMORANDUM OPINION

Date Submitted: July 18, 2018
Date Decided: October 16, 2018

> **Potomac's internal communications show that Singer had no meaningful ideas other than selling the Company**. […] As its "plan," Potomac incorporated nearly verbatim its proxy advisor's **generic list of ideas.**"[1]

> The record in this case convinces me that Singer and Potomac had a **divergent interest in achieving quick profits by orchestrating a near-term sale at PLX.** […] Singer's thesis for investing in PLX depended **entirely on a short-term sale** to the other bidder who emerged during the go-shop period for the IDT transaction**. He never prepared any valuation or other analysis of the fundamental value of PLX.**"[1]

The Chancellor's opinion in the PLX case echoes many of the concerning themes from Singer's conduct at KVH:

- ✖ **No plan** or new ideas to improve performance
- ✖ An aggressive focus on **short-term** value
- ✖ A **lack of real analysis or work** done to understand KVH's business or prospects
- ✖ A willingness to **subvert the facts** and the truth

[1] In re PLX Tech. Inc., CONSOLIDATED C.A. No. 9880-VCL, 23 n.112 (Del. Ch. Oct. 16, 2018). Pre-Trial and Post-Trial Briefs. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

53

Delaware Law Watchers Noted Mr. Singer's Extraordinary Censure

"…It was clear that the Court regarded **Singer's failure to share information with the board as both a very serious mistake and a stain on his trustworthiness**, which is the essential quality that a Delaware director must have."[1]

CADWALADER — *November 19, 2018*

"…[T]he court held that the activist fund, acting through its co-manager **Singer, had knowingly participated in–indeed caused–the directors' breaches of duty** by withholding material information from the board and by working to engineer the sale that he had wanted from the outset."[2]

ABA American Bar Association — *November 19, 2019*

"The court found that the board members **breached their fiduciary duties** as a result of various process and disclosure deficiencies to stockholders, many of which were **due to Singer having manipulated the sale process** and Singer and the company's financial advisor having **withheld information from the other board members**."[3]

Arnold & Porter — *March 2019*

"**Singer could not personally come up with [any meaningful ideas** other than selling the Company], so his proxy adviser offered some generic ideas that '[h]istorically … have worked' at other companies. As its 'plan,' **Potomac incorporated nearly verbatim its proxy adviser's generic list of ideas**."[4]

The CLS Blue Sky Blog — Columbia Law School's Blog on Corporations and the Capital Markets — *November 29, 2018*

[1] Richard Brand, et al., *Delaware Court of Chancery Finds Director Breaches of Fiduciary Duty and Aiding and Abetting Liability for Activist Investor in Shareholder Class Action Suit*, Cadwalader Clients & Friends Memo, Nov. 19, 2018. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[2] Trevor S. Norwitz, *In re PLX: A Morality Play for Our Times*, ABA Business Law Today, Nov. 19, 2019. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[3] Nicholas O'Keefe, et al., *Significant 2018 Decisions Affecting Private Company M&A*, Mar. 2019 at 25. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[4] Eduardo Gallardo, *Delaware's PLX Decision Reminds Corporate Boards of Perils of Navigating Activist Campaign*, The CLS Blue Sky Blog, Nov. 29, 2018. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

54

Delaware Law Watchers Noted Mr. Singer's Extraordinary Censure, Continued

"...[T]he board's failure to disclose Deutsche Bank's 'tip' to Singer in the Schedule 14D-9 was a material omission that amounted to a breach of the directors' duty of disclosure, and that **Potomac had aided and abetted such breach through Singer's (its agent's) actions**."[1]

CLEARY GOTTLIEB *October 17, 2018*

"**Singer**, and thus Potomac, had knowingly participated in the breach and **took steps not only to breach his fiduciary duties, but to induce the rest of the Board to breach its fiduciary duties** as well."[2]

K&L GATES *November 29, 2018*

"...[T]he Court found that Singer's interest in seeking a sale in the near-term supplied the **divergent interest** that served as the predicate for the **breach of fiduciary duty**. The Court found that Singer, as an agent of Potomac and a director of PLX, faced a classic dual fiduciary problem... The Court... found that **Singer's actions as a director of PLX were geared primarily toward a sale**."[3]

RICHARDS LAYTON & FINGER *January 2019*

"...[T]he PLX board made clear that it understood that **[Eric Singer] and Potomac's intent was to effect a quick sale** only for their own short-term profit motives... [O]nce [Mr. Singer] was on the PLX board, he 'consistently acted with that intent' and **'orchestrated' a process to 'engineer' a deal on Avago's preferred terms**."[4]

FRIED FRANK *November 9, 2018*

[1] Meredith E. Kotler, et al., *Delaware Decision Provides Further Lessons for Directors, Activist Investors, and Financial Advisors in Negotiating Mergers*, Cleary M&A and Corporate Governance Watch, Oct. 17, 2018. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[2] Jill B. Louis and Alexander J. Chern, *Activist Stockholder Aided and Abetted a Board's Breach of Fiduciary Duties But the Court Finds No Damages*, K&L Gates Delaware Docket, Nov. 29, 2018. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[3] John Mark Zeberkiewicz, In re PLX: *Delaware Court Provides Guidance on Potential Conflicts Involving Activist Directors*, Insights: The Corporate & Securities Law Advisor, Jan. 2019. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[4] Andrew J. Colosimo, et al., *Series of Avoidable Missteps by an Activist Stockholder and the Target Board Led the Court of Chancery to Find Fiduciary Breaches and Stockholder Aiding and Abetting in Connection With the Sale of a Company--PLX Technology*, Fried Frank M&A/Private Equity Briefing, Nov. 9, 2018. Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

55

Other Companies Have Shared Our Concerns Regarding Mr. Singer and VIEX

Our Reservations About VIEX and Mr. Singer as a Director Candidate Are Neither Unique Nor Unfounded

SUPPORT.COM

"The **VIEX Group's ill-conceived theories** for how stockholder value can be enhanced at Support.com are **thin on facts, substance and viability**, reflect no understanding of the support industry…, and are **nothing more than a thinly-veiled attempt to further its self-interested agenda**…"[1]



YuMe

"Eric Singer [has:]

- **No relevant… experience**
- **High turnover in board roles** – average board tenure of one year; **history as a short-term investor**
- Five of six companies **underperformed against the Russell 3000** Index during Mr. Singer's board tenure…"[2]



Quantum

"**We do not believe it would be in the best interests** of Quantum and its stockholders… **to allow VIEX**… to control our board and to **dictate our business strategy**…"[3]



Velodyne Lidar

The Velodyne Lidar Board prides itself on its commitment and adherence to sound corporate governance, seeking highly qualified, independent and diverse directors. The Halls have put forward a candidate in **Eric Singer** who the Board believes **exemplifies none of those characteristics**…

The Board was, and remains, **troubled by Mr. Singer's history as a public company director**, especially as set forth in a Delaware Court of Chancery decision in October 2018. In that case, the Court found that **Mr. Singer breached his fiduciary duty** as a director of PLX Technology by **favoring the interests of one stockholder over the interests of all stockholders.**"[4]

[1] Support.com Investor Presentation, (June 8, 2016). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[2] YuMe Investor Presentation, (May 9, 2016). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[3] Quantum Corp. Press Release, (February 2, 2017). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.
[4] Velodyne Lidar Letter to Shareholders, (May 26, 2021). Permission to use quotation neither sought nor obtained. Emphasis added to quotation.

56

57 Mr. Singer Does Not Practice What He Preaches On Governance Before Mr. Singer’s Tenure After Mr. Singer’s Tenure Plurality Voting Standard ✓ ✓ No Action by Written Consent ✓ ✓ No Ability to Call Special Meetings ✓ ✓ No Proxy Access ✓ ✓ Supermajority Required to Amend Bylaws ✓ ✓ Women on Board 3 0 Plurality Voting Standard ✓ ✓ Combined Chairman/CEO ✓ No Action by Written Consent1 ✓ ✓ No Ability to Call Special Meetings ✓ No Proxy Access ✓ ✓ Women on Board 1* 1* ISS Governance QualityScore2 8 7 Having full control of the Support.com board, Mr. Singer and his nominees had a golden opportunity to change corporate governance, yet failed to take meaningful action Eric Singer currently sits on the boards of A10 Networks and Immersion (at which he is the Executive Chairman), which have governance features similar to KVH Mr. Singer Has No Credibility When It Comes To Corporate Governance 1 Or unanimous written consent. 2 Source: Yahoo Finance. Data as of May 12, 2021 * Note: Mary Dotz serves on the boards of both A10 Networks and Immersion.

58 Mr. Singer Improved Governance at Quantum… When Required to Do So as Part of a Settlement “Quantum is to change its corporate governance to settle a lawsuit that alleged breaches of fiduciary duty. …[T]he defendants were ex-CFO Fuad Ahmad, ex-CEO Jon Gacek, ex-CEO Adalio Sanchez, and former board members Raghavendra Rau, Alex Pinchev, Clifford Press, Marc Rothman, and activist investor and also board member Eric Singer of VIEX Capital Advisors. The Palkon Action asserted claims against the individual defendants “for breach of fiduciary duty, abuse of control, gross mismanagement, and unjust enrichment”, in 2017-2018… Since this period Quantum has detected mis-filed quarterly and full-year accounts which it is still struggling to correct. As a consequence it was ejected from the NYSE in January 2019.” Quantum Corp Scrubs Up Governance to Fend Off Lawsuit2 • In 2018, a plaintiff brought an action against certain directors and officers of Quantum Corporation, including Mr. Singer • The plaintiff alleged that, during Mr. Singer’s tenure as a director, the Quantum Board and certain senior officers breached their fiduciary duties by causing Quantum to make materially false and misleading statements • As part of an agreement to settle the litigation, Quantum was required to adopt certain corporate governance reforms1, including: - Appointment of a lead independent director - Director term limits - Diversity policy (including the appointment of at least one woman and one member of an underrepresented group) - Compensation clawback policy - Creation of a Disclosure and Controls Committee – consisting entirely of senior officers and no Board members – to assure that all SEC filings are accurate and adhere to proper accounting principles - Revisions to the Company’s Code of Business Conduct and Ethics 1 In re Quantum Corp. Derivative Litigation, Lead Case No. 18CV328139 Settlement Agreement (April 16, 2019). 2 Blocks & Files, Quantum Corp scrubs up governance to fend off lawsuit (April 23, 2019).

We Believe Mr. Mutch, a Trusted Ally of Mr. Singer and a Serial VIEX Nominee, is Not Independent of VIEX


leaf
GROUP
Quantum
(x2)
Maxwell
TECHNOLOGIES
YuMe
Acquired by
RhythmOne
Board member (current or previous)
Nominated, not elected
Activist campaign (current or previous)

In the past 5 years...

Mr. Mutch has served on boards with or been nominated by VIEX and Mr. Singer as a public company board candidate at least **seven** times – and at companies in sectors as disparate as technology and data storage providers, online consumer brand operators, and digital advertising platforms[1]

GIVEN THIS RECURRING PROFESSIONAL CODEPENDENCY, MR. SINGER AND MR. MUTCH SHOULD NOT BE CONSIDERED INDEPENDENT OF EACH OTHER

[1] VIEX nominated Mr. Mutch to the boards of KVH Industries (Nasdaq: KVHI) in March 2021 (source), Leaf Group (NYSE: LEAF) in February 2021 (source), Maxwell Technologies (formerly Nasdaq: MXWL) in April 2017 (source), and Quantum Corporation in June 2016 (source) and 2017 (source). Mr. Mutch and Mr. Singer served together on the board of YuMe, Inc. (formerly NYSE: YUME) from July 2017 – February 2018, at which time the company was acquired by RhythmOne (formerly LSE: RTHM), where Mr. Mutch and Mr. Singer served on the board together until January 2019 (source).

59

60 2020 2021 November 6, 2020 VIEX speaks with KVH for the 1st time with interim CFO Brent Bruun and Mr. Singer substantially overstated the size of VIEX’s ownership stake January 14, 2021 VIEX nominates two candidates January 18, 2021 KVH speaks with Mr. Singer for 2nd time (1st time with the Board or CEO) Singer had no contact with KVH for over 2 months Singer has had no direct contact with KVH management for over 4 months¹ VIEX Made No Meaningful Attempt to Engage Prior to Launching Its Proxy Contest, and Has Had No Meaningful Engagement Since 1 Does not include email exchanges between the Company and Mr. Singer in an attempt to arrange candidate interviews or discussion between counsel. Mr. Singer Demanded Two Seats on KVH’s Board Having Only Had One Prior Conversation with the Company During Which He Did Not Offer Any Substantive Ideas or Plans

61 Rather Than Engage Constructively, VIEX Recruited a “Wolfpack” to Apply Pressure November 2020 December January 2021 February March April May 5 6 121318232527 4 9 14171821222831 4 5 8 13 14 26 28 29 1 2 3 4 8 25 26 3 4 5 16 17 19 22 23 24 25 26 29 30 31 1 5 6 7 8 9 12 13 15 16 19 20 23 27 28 29 30 3 4 6 VIEX Potomac Radoff Mutch Shaper 2.2% VIEX first speaks to KVH and claims ~5% ownership 3.9% VIEX Nomination Notice 5.3% VIEX 13D 6.8% Radoff & Shaper join 13D Group 9.7% Potomac joins 13D Group Brad Radoff and Eric Singer have a close relationship. Mr. Radoff was a nominee for VIEX at Support.com and served on that board together for approximately 3 years Collectively, VIEX and Potomac owned 5% of KVH in December 2020 but did not disclose a working relationship until May 2021 VIEX and Potomac have a close relationship. Eric Singer was a co-managing member of Potomac, and VIEX and Potomac shared an office on the same floor at 825 Third Avenue in New York until at least 20192,3 Potomac Capital Trading Activity of VIEX 13D Group Constituents1 1 VIEX Definitive Proxy Statement (May 17, 2021). 2 VIEX Form 4 Filing (2019). 3 Potomac Capital Schedule 13G Filing (2019).

62 We Believe VIEX May Have Disregarded Its 13D Filing Obligations Ownership of VIEX 13D Group Constituents (% of Shares Outstanding)2 Constituents Are Above 5% Threshold Without 13D Disclosure • Section 13(d) of the Exchange Act generally requires a person or group who is the beneficial owner of more than 5% of equity securities to disclose information relevant to that ownership via a Schedule 13D filing • Section 13(d) requirements are intended to help investors make fully informed investment decisions by requiring disclosure of ownership by a person or group that might represent a “potential shift in corporate control”1 • Based on public disclosures of its trading activity, we believe that the VIEX 13D Group constituents crossed the 5% threshold that would require VIEX to file a 13D as early as December 2020; VIEX, however, did not file a 13D until April 2021 • Potomac Capital joined VIEX’s 13D Group3 on May 6 – but neither the 13D reporting the addition of Potomac nor VIEX’s definitive proxy on May 17 discusses Singer’s significant prior relationship with Potomac4 • VIEX is seemingly asking shareholders to believe that VIEX and two frequent collaborators invested and accumulated shares in KVH independently of each other and did not agree to work together until three months after VIEX had nominated directors 1 GAF Corp. v. Milstein, 453 F.2d 709, 717 (2d. Cir. 1971). 2 VIEX Definitive Proxy Statement, (May 17, 2021). Percent of KVH shares outstanding calculated using shares outstanding as disclosed in most recent 10-K or 10-Q filing as of each date. 3 VIEX Schedule 13D/A (May 6, 2021). 4 VIEX Definitive Proxy Statement, (May 17, 2021). The VIEX Group’s Trading Behavior Suggests a Lack of Care at a Minimum, and Potentially a Troubling Disregard for SEC Filing Obligations 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 6/30/20 9/30/20 12/31/20 3/31/21

Peter Shaper’s Growing Involvement with VIEX Raises Questions 63 January 4, 2021, VIEX delivers its notice of intent to nominate Mr. Mutch and Mr. Singer for election to the KVH Board. This notice does not include any mention of VIEX’s relationship with Mr. Shaper November 2020 through April 2021, the Company holds four more telephone calls with Mr. Shaper; at no time does Mr. Shaper indicate that he intends to work with VIEX, despite the fact that the timing of their engagement with and interest in KVH was almost precisely aligned April 19, 2021, VIEX files an amended 13D indicating that Mr. Shaper had joined its group April 30, 2021, in its first counterproposal to KVH’s settlement proposal, VIEX proposed that Mr. Shaper join our Board and be part of a newly-formed committee aimed at improving financial performance May 1, 2021, in light of a federal bankruptcy judge’s findings that Mr. Shaper had breached his fiduciary duties1, the Company indicated to VIEX that it would not be comfortable adding Mr. Shaper to our Board in a fiduciary capacity November 16, 2020, just ten days after KVH’s first conversation with Mr. Singer, Mr. Shaper arranged for a telephone conversation with the Company to discuss the Company’s business and operations 1 In re Speedcast International Ltd., et al., Ch. 11 Case No. 20-32243 (MI). By Suggesting Mr. Shaper as a Director Candidate, VIEX has Made His Record Highly Relevant to This Campaign

Peter Shaper's Troubling Record

Peter Shaper, former CEO of Speedcast International, is the Third Member of the VIEX Group to Have Been Determined by a Court to Have Breached or Aided and Abetted the Breach of His Fiduciary Duty of Loyalty

The Context

- Mr. Shaper became CEO of Speedcast International, a provider of remote communications and IT services, in February 2020
- Speedcast filed for Chapter 11 bankruptcy in April 2020 while Mr. Shaper was still CEO
- In December 2020, Speedcast's proposed reorganization plan was challenged by Black Diamond, a senior lender to Speedcast
- U.S. Bankruptcy Judge Marvin Isgur approved a deal between Centerbridge and Black Diamond
- As part of the settlement, Black Diamond was made the sole beneficiary of a **litigation trust created under the reorganization to pursue claims against Mr. Shaper for putting his own self-interests ahead of his fiduciary duties**

The Court's Statements on Peter Shaper



Case 20-32243 Document 1407 Filed in TXSB on 01/25/21 Page 17 of 44

17

the Reorganized Debtors and the Plan Sponsor have not agreed to issue. The Plan of Reorganization is also a reject Plan, meaning that any agreement that is not on the schedule of assumed contracts will be deemed rejected as of the effective date.

And so while the Confirmation Order provides -- I guess, in other words, the Confirmation Order states that Deed of Indemnity will be rejected as of the effective date. That treatment is exactly the same as it would be for every other contract that the Reorganized Debtors are not assuming.

And so obviously Your Honor is aware, on the effective date of the Plan, to the extent that the party has not had -- a contract counterparty has not had its agreement assumed, it would be rejected and obviously a notice of -- a notice would be sent to that counterparty.

THE COURT: Thank you.

Mr. MacDonald, there was extensive evidence throughout the case that Mr. Shaper, while serving as a fiduciary to the Debtor and to the Debtor's predecessor, the entity, repeatedly breached his fiduciary duties and put his personal interests ahead of the company's interests and refused to give equal treatment to offers that were made that did not work to his personal benefit and made threats to the company of actions that he would take.

JUDICIAL TRANSCRIBERS OF TEXAS, LLC



"There was extensive evidence throughout the case that **Mr. Shaper**, while serving as a fiduciary to the Debtor and to the Debtor's predecessor, the entity, **repeatedly breached his fiduciary duties and put his personal interests ahead of the company's interests** and refused to give equal treatment to offers that were made that did not work to his personal benefit and **made threats to the company** of actions that he would take."[1]

KVH SHAREHOLDERS SHOULD BE SUSPICIOUS OF MR. SHAPER'S INVOLVEMENT IN VIEX'S CAMPAIGN GIVEN THIS SEVERE BLEMISH ON HIS RECORD

[1] *In re Speedcast International Ltd., et al.*, Ch. 11 Case No. 20-32243 (MI).

64

65 VIEX Rejected KVH’s Attempts to Settle VIEX’s Counteroffer: VIEX’s Counteroffer: VIEX’s Counteroffer: • Engage Peter Shaper as a consultant • VIEX to participate in the announcement of two new, diverse nominees • Stan Honey to stand for re-election at Annual Meeting • No standstill, voting or other restrictions on VIEX • Due to Mr. Shaper’s fiduciary duty issues, KVH would not be comfortable appointing Mr. Shaper to our Board, but it would engage him as a consultant • Mr. Honey would stand for re-election but would not serve another term • No standstill, voting or other restrictions on VIEX • Mr. Shaper would be retained as a consultant and invited to present to our Board • Mr. Honey would not stand for re-election • VIEX to participate in the announcement of two new, diverse nominees • Board would form a committee focused on improving financial performance • Mr. Shaper joins our Board • Board forms a new committee focusing on improving financial performance • Mr. Honey does not stand for re-election • A close VIEX associate, Bradley Radoff, joins our Board • A close VIEX associate, Bradley Radoff, joins our Board KVH’s Offer #1 (April 30) KVH’s Offer #2 (May 1) KVH’s Offer #3 (May 2) KVH WAS WILLING TO ACCEPT TWO OF THE THREE KEY TERMS OF VIEX’S FIRST COUNTEROFFER, BUT OUR BOARD WOULD NOT ACCEPT A DIRECTOR WITH FIDUCIARY DUTY ISSUES OR CLOSE TIES TO VIEX We Made Several Reasonable Offers to VIEX to Avoid a Proxy Contest, but VIEX Refused to Resolve This Election Contest

66 Our Nominees Are Superior to VIEX’s Nominees KVH’s Nominees VIEX’s Nominees Experience/Qualifications Cielo Hernandez Cathy-Ann Martine-Dolecki Eric Singer John Mutch Engineering/Science/Technology Experience ✗ ✓ ✗ ✓ Finance/Accounting Experience ✓ ✗ ✓ ✗ Software/Telecommunications Operating Experience ✓ ✓ ✗ ✓ Diversity ✓ ✓ ✗ ✗ Independence from Other Nominee ✓ ✓ ✗ ✗ No Fiduciary Duty Issues ✓ ✓ ✗ ✓

Rebutting VIEX’s Claims

68 VIEX’s Claims Are False VIEX’S CLAIM REALITY “[W]e embrace and welcome the addition of two new, diverse candidates…”1 • VIEX has only publicly nominated one woman in its entire history, which includes 37 public nominations • Only one woman (Mary Dotz) serves on Mr. Singer’s two current public company boards2 “…KVHI’s stockholder value has historically underperformed its peers…”1 • We have outperformed the medians of our industry peers, our compensation peers and our ISS peers year-to-date and over one, two and five years3 “Our director candidates… have a clear vision for working collaboratively with the other Board members…”1 • To date, VIEX has not provided any “vision”, or even any new ideas for what KVH should do differently to improve performance • Mr. Singer has a history of threatening and intimidating behavior towards his fellow directors • One of his former colleagues from the PLX Technology board described Mr. Singer as “combative and a bully”4 • Refused to meet with KVH Board members 1 VIEX Definitive Proxy Statement, (May 17, 2021). 2 Mary Dotz is the only woman on the boards of both A10 Networks and Immersion. 3 Source: FactSet. TSR as of May 11, 2021. 4 Co-Lead Plaintiffs’ Pre-Trial Brief, In re PLX Tech. Inc. Stockholders Litig., 2018 WL 5018535 (Del. Ch. Oct. 16, 2018) (No. 9880-VCL), 2018 WL 1762908

69 1 VIEX Definitive Proxy Statement, (May 17, 2021). 2 VIEX Capital Letter to Shareholders, (May 20, 2021). 3 Companies include: A10 Networks, Inc., Immersion Corporation, Quantum Corporation, RhythmOne plc, YuMe, Inc., Support.com, Inc., Numerex Corp., TigerLogic Corporation, IEC Electronics Corp., Meru Networks, Inc., PLX Technology, Inc., Sigma Designs, Inc. VIEX’s Claims Are False, Continued VIEX’S CLAIM REALITY “[I]t is integral to add a stockholder to the Board…”1 • KVH already has substantial shareholder representation on our Board • Mr. Tavares serves on our Board as an appointee of Vintage Capital Management, the Company’s second-largest shareholder • Mr. Kits van Heyningen beneficially owns more than 6% of KVH’s outstanding shares and is one of the Company’s largest shareholders • As a group, KVH’s current directors own substantially more stock than VIEX and Mr. Mutch combined “The Investor Group believes that Board refreshment is long overdue, and an infusion of directors who have strong track records of holding management teams accountable to drive greater value should be added to the Board.”2 • With the addition of our two new director nominees, four of the Company’s six independent directors will have joined the Board in the past two years • Further, of the 12 public company boards Eric Singer has served on in the last ten years, every one underperformed the S&P 500 and Russell 3000 during his tenure.3 That is not a “strong track record” of “driv(ing) greater value.”1

Conclusion

Should VIEX Capital – which first invested in KVH roughly six months ago and has not put forward even a single suggestion for improving the Company – be able to substitute a director with a troubling past and his close colleague for two exceptional, new directors? 71 The Question for Shareholders

72 Conclusion • Our positive momentum – as evidenced by recent outperformance of peers and strong first quarter results – is sustainable and will be bolstered by our ability to be a disruptor in large, growing markets • The Company has been working towards a shift to more recurring revenue and CaaS products – a transition that has already begun paying off and has positioned KVH to boost profitability and shareholder returns over the mid-term • We still have significant work to do in order to ensure we meet these goals and can steadily increase profitability. But we are confident we are on the right path KVH’s Strategy is working • Cielo Hernandez and Cathy-Ann Martine- Dolecki are fully independent and possess the deep global telecommunications, commercial maritime and financial and executive leadership to be able to help the Company • They will also enhance Board diversity and will bring our average independent director tenure to less than five years • We have embraced board refreshment and working constructively with our shareholders – ultimately our only goal is to put the best people in the boardroom to help us succeed We have the right nominees • VIEX and its group have run a campaign devoid of ideas to improve our business or enhance sustainable returns • The track records of the VIEX nominees and group members are highly relevant to the choice before shareholders – and so is the fact that Mr. Singer, Mr. Shaper and Potomac Capital have all been found by courts of law to have breached or aided and abetted the breach of fiduciary duties • When compared against our independent and diverse nominees with relevant industry experience, the VIEX candidates simply do not measure up VIEX’s nominees are the wrong choice

73 Important Information Additional Information and Where to Find It The Company has filed a definitive proxy statement and a form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting of Stockholders (the “Definitive Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders may obtain the Definitive Proxy Statement, any amendments or supplements to the Definitive Proxy Statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge at the Company’s website at www.kvh.com. Certain Information Regarding Participants The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers is available in the Definitive Proxy Statement filed with the SEC on May 17, 2021 and, with respect to directors and executive officers appointed following such date, will be available in certain of the Company’s other SEC filings made subsequent to the date of the Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Forward-Looking Statements Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward- looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for any subsequent periods under headings such as “Cautionary Statement Regarding Forward-Looking Information,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. Third-Party Information This presentation may contain or refer to news, commentary and other information relating to the Company generated by, or sourced from, persons or companies that are not affiliated with the Company. Unless otherwise indicated, the Company has neither sought nor obtained permission to use or quote such third party information, including, without limitation, information generated by VIEX Capital Advisors, LLC and certain of its affiliates (collectively, “VIEX”). The Company has not assisted in the preparation of any third party information, including, without limitation, information generated by VIEX. Any statement or information that is obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for any view expressed in this presentation.

74 Contact Information If you have any questions, require assistance in voting your BLUE proxy card / BLUE voting instruction form, or need additional copies of the proxy materials, please call: Edward McCarthy (212) 269-5550 KVH@dfking.com Vote FOR ALL of KVH’s nominees to support a Board that is overseeing a long-term strategy that is working DO NOT support VIEX and the Singer group – DISCARD the white proxy card

Appendix

76 Eric Singer at Support.com: Promises Made, but Not Kept 1 VIEX Capital Letter to Support.com Shareholders,(May 17, 2016). 2 VIEX Capital Investor Presentation (June 7, 2016). 3 Support.com Press Release, Support.com to Explore Capital Allocation Alternatives (November 8, 2019). 4 Support.com Press Release, Support.com Announces a Special Distribution of $1.00 Per Share (December 6, 2019). VIEX’S CLAIM at Support.com REALITY “Our nominees can restore investor confidence and unlock value for Support.com stockholders”1 • Support.com’s TSR was -7.4% during Mr. Singer’s tenure, compared to approximately +66% for the NASDAQ “Our nominees are committed to fully and fairly exploring all strategic alternatives available to the Company”1 • Support.com did not publicly announce a review of alternatives until November 2019,3 eight months after Mr. Singer resigned from the board • The review was seemingly limited to capital allocation, lasted only one month and culminated in a $1.00 per share special dividend,4 which reduced the company’s cash balance by approximately 40% ” We strongly believe Support.com can have a positive enterprise value, but an overhaul of the Board to add [a] shareholder mindset is necessary to realize this value for shareholders.”2 • Despite having nearly three years on the board to deliver on his promise, Support.com’s enterprise value was still negative when Mr. Singer resigned in 2019 • The company’s enterprise value was negative for more than 2/3 of Mr. Singer’s tenure

77 Eric Singer at Support.com: A Case Study in Value Destruction ($25.0) ($20.0) ($15.0) ($10.0) ($5.0) $0.0 $5.0 $10.0 $15.0 Support.com Enterprise Value During Singer's Tenure2 Negative enterprise value suggests the market does not approve this leadership’s long-term plan and further losses are expected1 Abysmal operating performance is draining cash1 Share price performance has been abysmal… SPRT has… significantly lagged the broader equity market and relevant indices1 Cash Burn 1 VIEX Investor Presentation at Support.com, (June 7, 2016). 2 Source: FactSet and company filings. Data as of May 11, 2021. $65.7 $53.4 $49.2 $49.6 $26.4 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 2015 2016 2017 2018 2019 Support.com Cash, Cash Equivalents and Investments ($M)2 Total Shareholder Returns Enterprise Value VIEX’s Claim (2016) Support.com During Singer’s Tenure ($3M) -40% -20% 0% 20% 40% 60% 80% 100% Support.com TSR During Singer’s Tenure Support.com NASDAQ -7% 66% Despite the Fact that VIEX’s Nominees, Including Mr. Singer, Took Full Control of the Support.com Board in 2016, the Company’s Performance Continued to Suffer During Mr. Singer’s Tenure

78 Non-GAAP Information This presentation includes a range for KVH’s estimated Adjusted EBITDA margin over the mid-term. Adjusted EBITDA margin represents Adjusted EBITDA for a period divided by revenue for that period. Adjusted EBITDA represents net income or loss, calculated in accordance with GAAP, adjusted to exclude the following items, to the extent applicable: income tax (benefit) expense; interest (income), net depreciation and amortization; stock-based compensation expense; goodwill impairment losses; intangible asset impairment losses; non-recurring inventory reserve; transaction-related and other non-recurring legal fees; other non-recurring costs; and foreign exchange transaction loss. Forward-looking quantitative information for KVH’s net income or loss, the financial measure calculated in accordance with GAAP that is most directly comparable to Adjusted EBITDA, is not available because KVH cannot predict future amounts of the items excluded from net income or loss in the calculation of Adjusted EBITDA without unreasonable effort. These items depend on many factors, can be highly variable and can be significant in relation to net income or loss. This information should not be considered in isolation or as a substitute for financial information prepared in accordance with GAAP. KVH generally uses Adjusted EBITDA and/or Adjusted EBITDA margin to facilitate financial and operational decision-making, including evaluation of historical operating results, comparison to competitors’ operating results, and determination of management incentive compensation. KVH believes that these measures, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting its business.

Proxy Peer Group Overview

Our Board developed our Proxy Peer Group in consultation with Aon as part of the Board's executive compensation review.

We have referred to this list in our proxy statement[1] previously, although we have only noted that we use it for compensation benchmarking purposes; we have not explicitly used it to compare performance.

Our Proxy Peer Group initially focused on a group of 21 companies in adjacent GICS sub-industries (including Communications Equipment, Aerospace & Defense and Technology Hardware) and of similar size in terms of market capitalization and revenue. We have removed two of the peers that were in the initial list, Perceptron and Telenav, because they are no longer publicly traded.

When this list was initially formulated, it placed KVH near the median in terms of number of employees, revenue, and market capitalization. Using current data, KVH is in approximately the same position, as shown in the chart to the right.

Company Name	LFY # of Employees[2]	LFY Revenue ($M)[2]	Current Market Cap ($M)[2]
AeroVironment, Inc.	823	$367.3	$2,648.8
CalAmp Corp.	983	$308.6	$489.2
Calix, Inc.	785	$541.2	$2,726.0
Communications Systems, Inc.	150	$42.6	$59.3
Comtech Telecommunications Corp.	2,034	$616.7	$602.9
Digi International Inc.	656	$279.3	$637.4
DSP Group, Inc.	352	$114.5	$371.2
EMCORE Corporation	387	$110.1	$325.3
Frequency Electronics, Inc.	220	$41.5	$90.8
IEC Electronics Corp.	860	$182.7	$117.0
Intevac, Inc.	269	$97.8	$135.1
Iteris, Inc.	414	$114.1	$299.8
Mercury Systems, Inc.	1,947	$796.6	$3,566.2
NAPCO Security Technologies, Inc.	1,161	$101.4	$617.0
ORBCOMM Inc.	700	$248.5	$889.0
PCTEL Inc.	326	$77.5	$122.7
Ribbon Communications, Inc.	3,784	$843.8	$1,047.8
Ultralife Corporation	532	$107.7	$144.0
75th Percentile	952	$352.6	$826.1
50th Percentile	678	$148.6	$430.2
25th Percentile	361	$102.9	$137.3
KVH Industries, Inc.	**639**	**$158.7**	**$259.1**
Percentile Rank	**46%**	**51%**	**34%**

[1] KVH 2020 Proxy Statement at Page 20 (April 29, 2020).
[2] Source: FactSet. Data as of May 26, 2021.

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ISS Peer Group Overview

The ISS Peer Group was used in KVH's 2020 ISS report. The ISS peer group methodology "focuses on identifying companies that are roughly similar to the subject company in terms of industry profile, size and market capitalization."[1] ISS peer groups generally contain a minimum of 12 and a maximum of 24 companies based on GICS classification and size constraints with respect to revenue and market cap.

The ISS Peer Group referenced in this Investor Presentation excludes Arotech Corporation, which is no longer publicly traded.

The ISS Peer Group places KVH near the median, in terms of number of employees, revenue, and market capitalization, as shown in the chart to the right.

Company Name	LFY # of Employees[2]	LFY Revenue ($M)[2]	Current Market Cap ($M)[2]
Applied Optoelectronics, Inc.	2,682	$234.6	$207.1
Aviat Networks, Inc.	674	$238.6	$386.1
CalAmp Corp.	983	$308.6	$489.2
Clearfield, Inc.	460	$93.1	$491.9
Communications Systems, Inc.	150	$42.6	$59.3
CPI Aerostructures, Inc.	267	$87.6	$48.1
DZS Inc.	830	$300.6	$436.1
Digi International Inc.	656	$279.3	$637.4
DSP Group, Inc.	352	$114.5	$371.2
EMCORE Corporation	387	$110.1	$325.3
Harmonic Inc.	1,169	$378.8	$680.3
Inseego Corp.	1,015	$313.8	$840.1
Optical Cable Corporation	317	$55.3	$24.9
PCTEL Inc.	326	$77.5	$122.7
Pixelworks, Inc.	197	$40.9	$167.6
SIFCO Industries, Inc.	446	$113.6	$67.6
75th Percentile	868	$284.6	$489.8
50th Percentile	453	$114.0	$348.2
25th Percentile	324	$85.1	$108.9
KVH Industries, Inc.	**639**	**$158.7**	**$259.1**
Percentile Rank	**59%**	**56%**	**43%**

[1] Institutional Shareholder Services, United States Peer Group Selection Methodology and Issuer Submission Process Frequently Asked Questions, Updated December 21, 2020.
[2] Source: FactSet. Data as of May 26, 2021.

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Public Satellite/Communications Peer Group Overview

Our Public Satellite/Communications Peer Group is comprised of the non-inertial navigation competitors and suppliers as listed in KVH's 2020 10-K.[1]

We use this list on page 15 of this Investor Presentation specifically to highlight the fact that conditions in our industry have been challenging over the last several years – particularly during the pandemic. We do not use this list to compare performance over other time periods for three primary reasons:

- Most of these companies are significantly larger than KVH; some are as much as 10x the size of KVH in terms of revenue or market capitalization;
- A number of these companies are either in bankruptcy[2] or are otherwise no longer public,[3] so, a) their stock prices have been extremely volatile, or b) they may not have recent trading data, so to use these companies as a benchmark to compare near-term performance would be somewhat misleading; and
- There is a limited number of these competitors, so due to the small sample size, the anomalous performance of one peer can distort the results significantly.

Company Name	LFY # of Employees[4]	LFY Revenue ($M)[4]	Current Market Cap ($M)[4]
ORBCOMM Inc.	700	$248.5	$889.0
Inmarsat plc	-	$1,098.8	-
Intellian Technologies, Inc.	306	$367.3	$2,648.8
Iridium Communications Inc.	516	$583.4	$4,985.4
Intelsat S.A.	1,774	$1,913.1	$54.1
Speedcast International Ltd	-	$1,039.4	-
Global Eagle Entertainment	1,364	$656.9	-
Globalstar, Inc..	346	$128.5	$2,401.3
Viasat, Inc.	-	$2,256.1	$3,442.9
75th Percentile	1,198	$1,098.8	$3,244.4
50th Percentile	608	$656.9	$2,525.0
25th Percentile	389	$367.3	$1,267.1
KVH Industries, Inc.	**639**	**$158.7**	**$259.1**
Percentile Rank	**53%**	**3%**	**5%**

[1] KVH 2020 Form 10-K at Page 13 (March 3, 2021).
[2] E.g., Global Eagle and Speedcast International.
[3] E.g., Inmarsat.
[4] Source: FactSet. Data as of May 26, 2021.

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